SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158





                                  May 14, 2004


InforMedix Holdings, Inc.
Georgetowne Park
5880 Hubbard Drive
Rockville, MD 20852-4821

         RE:      LEGALITY OF THE SECURITIES BEING REGISTERED
                  ON FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:


         In connection with the registration of up to an aggregate of 56,142,406 shares of Common Stock, $.001 par value, 17,932,032 Class A Warrants, 17,932,032 Class B Warrants, 200,000 Hunapu Warrants and 30 unit purchase options entitling the holder to purchase a Unit of the Company, each unit consisting of 135,136 shares of Common Stock, 135,136 Class A Warrants and 135,136 Class B Warrants (the shares of Common Stock, Class A Warrants, Class B Warrants, Hunapu Warrants and the unit purchase options are collectively referred to as the "Securities"), of InforMedix Holdings, Inc., a Nevada corporation (the "Company"), filed under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion as to whether the Securities, when issued will be lawfully and validly issued, fully paid and non-assessable.


         The shares of Common Stock issuable, without giving effect to the anti-dilution provisions of the warrant certificates upon exercise of Class A Warrants, Class B Warrants and Hunapu Warrants are hereinafter referred to as the "Warrant Shares."

         For purposes of offering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:

         1. The Form SB-2 Registration Statement first filed by the Company with the Securities and Exchange Commission on the date hereof (the "Registration Statement");


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InforMedix Holdings, Inc.
May 14, 2004
Page 2


         2. The Articles of Incorporation of the Company dated January 19, 2000, as last amended on March 3, 2004; and

         3. The By-laws of the Company, effective as of May 8, 2003.

         In addition, in rendering this opinion, we have relied upon your representation that the Securities will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.


         Based upon and subject to the forgoing, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Securities, when issued, will be lawfully and validly issued, fully paid and non-assessable; the Class A Warrants, Class B Warrants and Hunapu Warrants are valid and binding obligations of the Company, enforceable against the Company pursuant to the terms set forth in the warrant certificates; and the Warrant Shares upon due exercise, will be validly issued, fully-paid and non-assessable. In addition, the unit purchase options are valid and binding obligations of the Company, enforceable against the Company pursuant to the terms set forth in the unit purchase option certificates; and the shares of Common Stock upon due exercise of the unit purchase options, will be validly issued, fully-paid and non-assessable, the Class A Warrants and Class B Warrants issuable upon exercise of the unit purchase options are valid and binding obligations of the Company, enforceable against the Company pursuant to the terms of the warrant certificates; and the Warrant Shares upon due exercise, will be validly issued, fully-paid and non-assessable



         We hereby consent to the reference to this firm in the prospectus included in this Registration Statement under the caption LEGAL MATTERS and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories or persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Snow Becker Krauss P.C.
                                                     ---------------------------
                                                     SNOW BECKER KRAUSS P.C.